Exhibit 10.13

PROMISSORY NOTE

$1,500.00                            August 10, 2006

FOR VALUE RECEIVED, Fresh Ideas Media, Inc. a Nevada corporation (hereinafter, referred as the “Borrower”) promises to pay to the order of American Business Services, Inc. (hereinafter, “Lender”) at Lender’s office, 6521 Ocaso Drive, Castle Rock, Colorado 80108, or at such other place as the holder of this Note may from time to time designate, in lawful money on the United States of America, the principal sum of One Thousand Five Hundred Dollars ($1,500). The following terms shall apply to this Note.

1. INTEREST RATE. For the period from the date of this Note until the Note is paid in full, interest shall accrue on the principal balance from time to time outstanding at five percent (5%).

2. REPAYMENT. The entire amount of principal outstanding, together with all accrued unpaid interest thereon at the rate hereinabove specified, shall be due and payable in full on or before June 1, 2007.

This Promissory Note is entered into this 1st day of November 2006.

Fresh Ideas Media, Inc.

By: /s/ Phil E. Ray, President

American Business Services, Inc.

By: /s/ Phil E. Ray, President